As filed with the Securities and Exchange Commission on September 22, 2003

Registration No. 333-102231

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

To

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEOMAGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0344424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Jay Street

Santa Clara, California 95054

(Address of principal executive offices)

AMENDED 1993 STOCK PLAN

(Full title of the plan)

Prakash Agarwal
President and Chief Executive Officer
NEOMAGIC CORPORATION

3250 Jay Street
Santa Clara, California 95054

(Name and address of agent for service)

(408) 988-7020

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

EXPLANATORY NOTE

The Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-102231) relating to 500,000 shares of the Registrant’s Common Stock (the “Registered Shares”) pursuant to its Amended 1993 Stock Plan (the “1993 Plan”), filed with the Securities and Exchange Commission on December 27, 2002.  The Registrant has adopted the 2003 Stock Plan (the “2003 Plan”) to which shares remaining available for issuance under the 1993 Plan, which expires at the end of 2003, shall be transferred for the purpose of future employee stock option grants under the 2003 Plan.  As of September 19, 2003, a total of 500,000 shares of the Registered Shares were available for issuance under the 1993 Plan.  This Post-Effective Amendment is being filed to deregister all shares of the Registrant’s stock reserved for issuance under the 1993 Plan that have not yet been issued.

Accordingly, the Registrant hereby removes from registration the 500,000 shares of Common Stock that were registered but unsold under the Registration Statement.

This Post-Effective Amendment is not intended to apply to the shares of Common Stock from the Registrant’s 1997 Employee Stock Purchase Plan or 1998 Nonstatutory Stock Option Plan registered under Registration Statement Form S-8 (File No. 333-102231) filed with the Securities and Exchange Commission on December 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 19, 2003.

NEOMAGIC CORPORATION

By:	/s/ Stephen T. Lanza
Stephen T. Lanza, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Prakash Agarwal*	President, Chief Executive Officer and	September 19, 2003
Prakash Agarwal	Director (Principal Executive Officer)

/s/ Stephen T. Lanza	Chief Financial Officer (Principal	September 19, 2003
Stephen T. Lanza	Financial and Accounting Officer)

/s/ Brian Dougherty*	Director	September 19, 2003
Brian Dougherty

/s/ James Lally*	Director	September 19, 2003
James Lally

/s/ Dr. Anil K. Gupta*	Director	September 19, 2003
Dr. Anil K. Gupta

/s/ Paul Richman*	Director	September 19, 2003
Paul Richman

/s/ Carl Stork*	Director	September 19, 2003
Carl Stork

By:	/s/ STEPHEN T. LANZA
Stephen T. Lanza
Attorney-in-Fact

* By power of attorney